                                                                 Exhibit  No. 11




                     THE MAXIM GROUP, INC. AND SUBSIDIARIES

             Computation of Primary and Fully Diluted Earnings Per
                       Common and Common Equivalent Share


                                                                         Three Months Ended
                                                                       July 31,      June 30,
                                                                       ----------------------
                                                                       1996              1995
                                                                       ----              ----
Primary

Net (loss) earnings applicable to common
  and common equivalent shares
                                                                  $  (92,373)        $  918,990
                                                                  ----------         ----------
Shares:
  Weighted average number of common
   shares outstanding                                              7,169,058          7,060,528

  Shares issuable from assumed exercise
   of options and warrants                                               -              241,885
                                                                  ----------         ----------

  Weighted average number of common shares and
   common share equivalents assuming average
   market price for period                                         7,169,058          7,302,413
                                                                  ----------         ----------

  Primary (loss) earnings per common and common
   equivalent share                                               $     (.01)        $      .13
                                                                  ==========         ==========
Fully Diluted

Net (loss) earnings applicable to common
  and common equivalent shares                                    $  (92,373)        $  918,990
                                                                  ----------         ----------

Shares:
  Weighted average number of common
   shares outstanding                                              7,169,058          7,060,528

  Shares issuable from assumed exercise
   of options and warrants                                               -              241,885
                                                                  ----------         ----------

  Weighted average number of common shares and
   common share equivalents at higher of ending
   or average market price for period                              7,169,058          7,302,413
                                                                  ----------         ----------

  Fully diluted (loss) earnings per common and common
   equivalent share                                               $     (.01)        $      .13
                                                                  ==========         ==========


Common equivalent shares represent stock options granted to key employees and directors, and redeemable common stock purchase warrants.

                                                                 Exhibit  No. 11



                     THE MAXIM GROUP, INC. AND SUBSIDIARIES

             Computation of Primary and Fully Diluted Earnings Per
                       Common and Common Equivalent Share


                                                                      Six Months Ended
                                                                  July 31,         June 30,
                                                                  -------------------------
                                                                  1996                 1995
                                                                  ----                 ----
 Primary

 Net earnings applicable to common
   and common equivalent shares
                                                             $    914,393        $ 1,142,684
                                                             ------------        -----------
 Shares:
   Weighted average number of common
    shares outstanding                                          7,135,615          7,055,705

   Shares issuable from assumed exercise
    of options and warrants                                       341,667            280,818
                                                             ------------        -----------

   Weighted average number of common shares and
    common share equivalents assuming average
    market price for period                                     7,477,282          7,336,523
                                                             ------------        -----------

   Primary earnings per common and common
    equivalent share                                         $        .12        $       .16
                                                             =============       ===========

 Fully Diluted

 Net earnings applicable to common
   and common equivalent shares                              $    914,393        $ 1,142,684
                                                             ------------        -----------

 Shares:
   Weighted average number of common
    shares outstanding                                          7,135,615          7,055,705

   Shares issuable from assumed exercise
    of options and warrants                                       348,078            280,818
                                                             ------------        -----------

   Weighted average number of common shares and
    common share equivalents at higher of ending
    or average market price for period                          7,483,693          7,336,523
                                                             ------------        -----------

   Fully diluted earnings per common and common
    equivalent share                                         $        .12        $       .16
                                                             ============        ===========


Common equivalent shares represent stock options granted to key employees and directors, and redeemable common stock purchase warrants.